Exhibit T3A-4

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION (SECTION 7)

The Registrar of Corporate Affairs, of the British Virgin Islands
HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

BENDORE EQUITIES LTD.

BVI COMPANY NUMBER: 1039322

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this
13th day of July, 2006.

Date: 13th day of July, 2006	REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title:

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF CHANGE OF NAME (SECTION 21)

The Registrar of Corporate Affairs, of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004, the requirements of the Act in respect of a change of name having been complied with

BENDORF EQUITIES LTD.

BVI COMPANY NUMBER: 1039322

which was incorporated in the British Virgin Islands under the BVI Business Companies
Act, 2004, on the 13th day of July, 2006 has changed its name to

LONE STAR OFFSHORE LTD.

this 27th day of September, 2006.

Date: 27th day of September, 2006	REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title: